                                                                       EXHIBIT 1

                             JOINT FILING AGREEMENT

     This will confirm the agreement by and between each of the undersigned, in accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, that the Schedule 13G filed on or about this date with respect to the beneficial ownership of the undersigned of shares of the Common Stock, par value $.01 per share, of Daleen Technologies, Inc., is being filed on behalf of each of the undersigned. This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.



Dated: December 6, 2000


                          SCIENCE APPLICATIONS INTERNATIONAL CORPORATION



                          BY:      /s/  DOUGLAS E. SCOTT
                             -------------------------------------
                             Name: Douglas E. Scott
                             Title: Senior Vice President and General Counsel



                          SAIC Venture Capital Corporation



                          By:      /s/  IRA J. MILLER
                             -------------------------------------
                             Name: Ira J. Miller
                             Title: Chief Financial Officer


                                  Page 9 of 9